UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

April 13, 2020
Date of Report (Date of earliest event reported)

GREENLIGHT CAPITAL RE, LTD.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-33493	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
65 Market Street, Suite 1207, Jasmine Court, Camana Bay, P.O. Box 31110 Grand Cayman, Cayman Islands (Address of principal executive offices)		KY1-1205 (Zip code)
(345) 943-4573 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares	GLRE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.  Results of Operations and Financial Condition.

On April 13, 2020, Greenlight Capital Re, Ltd. (the “Company”) issued a press release announcing preliminary estimated financial results for the first quarter ended March 31, 2020. A copy of the press release is attached hereto as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

In accordance with general instruction B.2 to Form 8-K, the information set forth in this Item 2.02 (including Exhibit 99.1) shall be deemed “furnished” and not “filed” with the Securities and Exchange Commission for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.  Other Events.

The Company is supplementing and updating the risk factors described in Item 1A of the Company’s Annual Report on Form 10- K for the year ended December 31, 2019 (the “Form 10-K”) with the following risk factors. The information in this report on Form 8-K should be read in conjunction with the risk factors described in the Form 10-K and the information under the “Forward-Looking Statements” in the Form 10-K.

Our ability to make repurchases of our Class A ordinary shares or 4.00% Convertible Senior Notes due 2023 under our authorized repurchase programs may be contingent on the ability of our subsidiaries to declare and issue dividends which may be limited by laws and regulations or regulatory agencies.

As a holding company, we rely on the ability of our subsidiaries, Greenlight Reinsurance, Ltd. (“Greenlight Re”), Greenlight Reinsurance Ireland, Designated Activity Company (“GRIL”) and Verdant Holding Company, Ltd. (“Verdant”), to pay dividends to us in order to meet ongoing cash requirements, including making repurchases of our Class A ordinary shares and 4.00% Convertible Senior Notes due 2023 under our repurchase programs. Greenlight Re may be required to seek approval from the Cayman Islands Monetary Authority (“CIMA”) and GRIL may be required to seek approval from the Central Bank of Ireland (“CBI”) to declare and issue dividends, as well as make other distributions of capital to us. If either CIMA or CBI limits our subsidiaries’ ability to declare or issue dividends, or other distributions of capital, to us for any reason, we may be limited in making repurchases under our repurchase programs. Even if CIMA and CBI allow dividends to be issued to us by Greenlight Re or GRIL, there may be other legal limitations to the extent to which our subsidiaries, including Verdant, may pay dividends or otherwise distribute funds to, or engage in transactions with us. As such, we cannot guarantee the amounts or timing of any repurchases of our Class A ordinary shares and 4.00% Convertible Senior Notes due 2023.

Provisions of our Articles may reallocate the voting power of our Class A ordinary shares, allow us to repurchase our Class A ordinary shares or Class B ordinary shares without shareholder consent, and subject holders of Class A ordinary shares to Securities and Exchange Commission compliance.

In certain circumstances, the total voting power of our Class A ordinary shares held by any one person will be reduced to less than 9.9% of the total issued and outstanding ordinary shares, and the total voting power of the Class B ordinary shares will be reduced to 9.5% of the total voting power of the total issued and outstanding ordinary shares. In the event a holder of our Class A ordinary shares acquires shares representing 9.9% or more of the total voting power of our total ordinary shares or the Class B ordinary shares represent more than 9.5% of the total voting power of our total outstanding shares, there will be an effective reallocation of the voting power of the Class A ordinary shares or Class B ordinary shares which may cause a shareholder to acquire 5% or more of the voting power of the total ordinary shares.

Such a shareholder may become subject to the reporting and disclosure requirements of Sections 13(d) and (g) of the Exchange Act. Such a reallocation also may result in an obligation to amend previous filings made under Section 13(d) or (g) of the Exchange Act. Under our Articles, we have no obligation to notify shareholders of any adjustments to their voting power. Shareholders should consult their own legal counsel regarding the possible reporting requirements under Section 13 of the Exchange Act.

Additionally, under our Articles and subject to Cayman Islands law, if our Board of Directors (the “Board”) determines, from time to time and at any time, that (1) a person would own in excess of 9.9% of our Class A ordinary shares and Class B ordinary shares or (2) ownership by any person of our Class A ordinary shares or Class B ordinary shares would result in any adverse tax, regulatory or legal consequence to us or any of our subsidiaries, then the Board may, in its absolute discretion, determine the extent to which it is necessary or advisable to require the sale by such shareholders in order to avoid or cure any adverse or potentially adverse consequences (the shares subject to such determination, the “Repurchase Securities”). If the Board has determined it is necessary or advisable to require the sale by such shareholders of such Repurchase Securities, it will provide written notice to the affected shareholders setting forth the repurchase price and the date the Repurchase Securities are to be purchased. We have the option, but not the obligation, to elect to purchase all or part of the Repurchase Securities at a price equal to the fair market value of such Repurchase Securities on the business day immediately prior to the date we send the repurchase notice.

As of December 31, 2019, David Einhorn owned 16.9% of the issued and outstanding ordinary shares, which given that each Class B share is entitled to ten votes, causes him to exceed the 9.5% limitation imposed on the total voting power of the Class B ordinary shares. Thus, the voting power held by the Class B ordinary shares that is in excess of the 9.5% limitation will be reallocated pro-rata to holders of Class A ordinary shares according to their percentage interest in the Company. However, no shareholder will be allocated voting rights that would cause it to have 9.9% or more of the total voting power of our ordinary shares. The allocation of the voting power of the Class B ordinary shares to a holder of Class A ordinary shares will depend upon the total voting power of the Class B ordinary shares outstanding, as well as the percentage of Class A ordinary shares held by a shareholder and the other holders of Class A ordinary shares. Accordingly, we cannot estimate with precision what multiple of a vote per share a holder of Class A ordinary shares will be allocated as a result of the anticipated reallocation of voting power of the Class B ordinary shares.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1    Preliminary estimated earnings press release, “GREENLIGHT RE ANNOUNCES PRELIMINARY FIRST QUARTER 2020 RESULTS”, dated April 13, 2020, issued by the Company.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENLIGHT CAPITAL RE, LTD
(Registrant)

By:	/s/ Tim Courtis
	Name:	Tim Courtis
	Title: Date:	Chief Financial Officer April 13, 2020